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                                                            Exhibit 23.2



                          INDEPENDENT AUDITOR'S CONSENT

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of IBS Interactive, Inc. for the registration of 381,945 shares of its Common Stock and to the incorporation by reference therein of our report dated March 31, 1999, with respect to the financial statements of digital fusion, inc. (formerly ROI Consulting, Inc.) for the year ended December 31, 1998 included in the amended Current Report on Form 8-K/A of IBS Interactive, Inc. filed with the Securities and Exchange Commission on May 16, 2000.


                                      /s/ Ernst & Young, LLP

Jacksonville, Florida
August 16, 2000